UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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STRYKER CORPORATION
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2825 Airview Boulevard
Kalamazoo, MI 49002

Notice of 2018 Annual Meeting of Shareholders of Stryker Corporation

Date:	May 2, 2018

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan
Items of Business:

•	Elect ten directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;

•	Conduct an advisory vote to approve named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business and have a chance to meet our current directors, new director nominees and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2017 is enclosed.
Only shareholders of record on March 5, 2018 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy
Vice President, Corporate Secretary
March 21, 2018

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING ON MAY 2, 2018.
The Proxy Statement, our 2017 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Mission

Together with our customers, we are driven to make healthcare better.

Values

Integrity
We do what's right

Accountability
We do what we say

People
We grow talent

Performance
We deliver

PROXY STATEMENT SUMMARY

This summary is intended to provide a broad overview of important information you will find elsewhere in this Proxy Statement and does not contain all the information you should consider. We encourage you to read the entire Proxy Statement before voting.

Meeting Information
Date and Time
May 2, 2018 at 2:00 p.m., Eastern Time

Audio Webcast
On our website, www.stryker.com, starting at 2:00 p.m, Eastern Time, on Wednesday, May 2, 2018. A replay will be available on our website through June 30, 2018.

Shareholder Voting Matters
Matter		Board Vote Recommendation	See Page
Proposal 1 —	Election of Directors	For each nominee	32
Proposal 2 —	Ratify appointment of independent registered public accountants	For	34
Proposal 3 —	Advisory vote to approve named executive officer compensation	For	35

Our Director Nominees
Name	Age*	Director Since	Independent	Committee Membership(3)
Mary K. Brainerd	64	2017	Yes
Srikant M. Datar, Ph.D.	64	2009	Yes	Comp, G&N
Roch Doliveux, DVM	61	2010	Yes	Comp (Chair), G&N
Louise L. Francesconi	64	2006	Yes	G&N (Chair), Comp
Allan C. Golston(1)	51	2011	Yes	Audit
Kevin A. Lobo(2)	52	2012	No
Sherilyn S. McCoy	59		Yes
Andrew K. Silvernail	47	2013	Yes	Audit (Chair)
Ronda E. Stryker	63	1984	Yes	G&N
Rajeev Suri	50		Yes
_________________
*Age is as of the date of the 2018 Annual Meeting
(1) Lead Independent Director
(2) Chairman of the Board, President and Chief Executive Officer
(3) Audit = Audit Committee, Comp = Compensation Committee, G&N = Governance and Nominating Committee

Corporate Governance Practices
Stryker is committed to exercising good corporate governance. Our policies and practices in this regard include the following:

•	Majority voting in uncontested elections.

•	The Lead Independent Director position entails significant responsibility related to Board leadership and governance.

•	All directors are independent other than the CEO.

•	Regular executive sessions of independent directors.

•	All members of Board Committees are independent.

•	Multiple Audit Committee members are "audit committee financial experts".

•	Annual Board and Committee self-evaluations.

•	Annual independent director evaluation of Chairman and CEO.

•	Active Board and Committee oversight of risk and risk management.

•	Commitment toward corporate social responsibility and sustainability.

•	No use of corporate funds for political contributions and careful oversight of lobbying activities.

•	No "poison pill" takeover defense plan.

Executive Compensation Philosophy
Our executive compensation programs are a key component of our ability to attract and retain talented, qualified executives and are designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders in line with the following principles and practices:

•	We monitor a comparison group of medical technology and other related companies to ensure that our compensation programs are within observed competitive practices.

•	We aim to provide market competitive total direct compensation consisting of base salary, annual bonus and long-term equity incentives (stock awards).

•	We emphasize pay for performance. In 2017, the value of the variable performance and stock-based compensation for our NEOs averaged 85% of total direct compensation.

•
Our annual and long-term incentives align the interests of our executives with our shareholders, utilizing challenging performance goals that should result in profitable, sustained business growth over the long term as well as stock price increases over time.

•	We regularly evaluate our executive compensation programs to ascertain that they do not encourage excessive risk taking.

•
Our stock ownership guidelines reflect our conviction that our senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of our management and shareholders.

•
Our recoupment policy applies to all cash and equity incentive payments made to our elected corporate officers after 2014 in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy.

•	We hold an annual advisory vote regarding NEO compensation, which in 2017 resulted in a 97% favorable vote.

Executive Compensation Practices
Stryker employs a number of practices that reflect our executive compensation philosophy as it relates to our NEOs and other executive officers, including the following:

•	Our Compensation Committee retains an independent compensation consultant that reports solely to the Compensation Committee.

•	We link the majority of NEO compensation to Company performance.

•	We balance short-term and long-term incentives.

•	We cap payouts of incentive awards.

•	Our recoupment policy applies to all cash and equity incentive payments made after 2014 to our elected corporate officers.

•	Our guidelines require significant stock ownership.

•	We provide limited perquisites and personal benefits to our NEOs.

•	We do not have employment or severance agreements.

•	We do not allow for contractual change-in-control payments.

•	We do not pay tax gross-ups (unless pursuant to our standard relocation and expatriate assignment practices).

•	We do not reprice, exchange or buyout stock options.

Financial Performance

Net Sales	Net Earnings
$ in billions	$ per diluted share

Adjusted Net Earnings	Dividends Paid
$ per diluted share(1)	$ per share of common stock

Financial Overview
(in millions, except per share amounts)	2017	2016	% Change

Net sales	$12,444	$11,325	9.9
Earnings before income taxes	2,063	1,921	7.4
Income taxes	1,043	274	280.7
Net earnings	1,020	1,647	(38.1)
Adjusted net earnings(1)	2,465	2,194	12.3

Net earnings per diluted share of common stock:
Reported	2.68	4.35	(38.4)
Adjusted(1)	6.49	5.80	11.9

Dividends paid per share of common stock	1.70	1.52	11.8
Cash, cash equivalents, and marketable securities	2,793	3,384	(17.5)
______________

(1)
Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP financial measures. Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for additional information.

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker Corporation to be held on May 2, 2018 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 21, 2018.

Who Is Entitled to Vote?
At the close of business on March 5, 2018, the record date for the meeting, 373,112,916 shares of our common stock, $0.10 par value ("Common Stock"), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at the record date.

How Do I Vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:

•
By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•
By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on May 1, 2018.
You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in "street name." The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

May I Change My Mind after Submitting a Proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What Are the Broker Non-votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young

LLP as our independent registered public accounting firm for 2018).

What is the Required Vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee). On all other matters, the vote required to pass is the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect on the outcome of any of the matters.

Will the Annual Meeting be Webcast?
You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Events & Presentations area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is (844) 826-0610 (U.S.) or (973) 453-3249 (International) and the Conference ID is 9378529. An archived copy of the webcast will continue to be available on our website until June 30, 2018.

How Do I Obtain Directions to the Annual Meeting?
Directions are available at www.proxymaterials.stryker.com.

Can I Access These Proxy Materials on the Internet?
This Proxy Statement, our 2017 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Stryker's 2017 Annual Review Available Online
As a part of our strategy to be environmentally conscious and financially responsible, printed copies of our Annual Review are no longer being mailed to shareholders. The 2017 Annual Review, which contains a letter to shareholders from Kevin Lobo, our Chairman and Chief Executive Officer, is available online at www.stryker.com/2017.

STOCK OWNERSHIP

Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
Capital Research Global Investors	30,258,161(1)	8.0
333 South Hope Street
Los Angeles, California 90071
T. Rowe Price Associates, Inc.	26,469,530(2)	7.0
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group, Inc.	25,162,532(3)	6.7
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Ronda E. Stryker	24,680,295(4)	6.6
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
BlackRock, Inc.	23,446,687(5)	6.3
55 East 52nd Street
New York, New York 10055
Greenleaf Trust	22,971,839(6)	6.1
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	19,852,410(7)	5.3
2825 Airview Boulevard
Kalamazoo, Michigan 49002
______________

(1)
This information is based solely on information as of December 31, 2017 contained in a filing with the U.S. Securities and Exchange Commission ("SEC") on February 14, 2018. Capital Research Global Investors has sole voting power and dispositive power with respect to all shares.

(2)
This information is based solely on information as of December 31, 2017 contained in a filing with the SEC on February 14, 2018. T. Rowe Price Associates, Inc. has sole voting power with respect to 9,159,500 shares and sole dispositive power with respect to all shares.

(3)
This information is based solely on information as of December 31, 2017 contained in a filing with the SEC on February 9, 2018. The Vanguard Group, Inc. has sole voting power with respect to 468,498 shares, shared voting power with respect to 84,033 shares, sole dispositive power with respect to 24,622,007 shares and shared dispositive power with respect to 540,525 shares.

(4)
This information is based solely on information as of January 31, 2018 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 46,600 shares that she has the right to acquire within 60 days of January 31, 2018 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and dispositive power with respect to 7,883,073 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared dispositive power with respect to 866,652 shares, no voting and shared dispositive power with respect to 40,000 shares and shared voting and dispositive power with respect to the remaining 15,843,970 shares. As a result of certain rights that she has under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the "Stryker Family Trust"), Ms. Stryker may be deemed to share voting power and dispositive power with respect to 15,843,970 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (6) below.

(5)
This information is based solely on information as of December 31, 2017 contained in a filing with the SEC on February 8, 2018. BlackRock, Inc. has sole voting power with respect to 20,777,508 shares and sole dispositive power with respect to all shares.

(6)
This information is based solely on information as of December 31, 2017 contained in a filing with the SEC on February 12, 2018. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 234,106 shares, shared voting power with respect to 22,737,733 shares, sole dispositive power with respect to 226,736 shares and shared dispositive power with respect to 22,745,103 shares. See note (4) above regarding the shared voting power and dispositive power with respect to 15,843,970 shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the Stryker Family Trust.

(7)
This information is based solely on information as of December 31, 2017 contained in a filing with the SEC on February 15, 2018. Mr. Brown has sole voting and dispositive power with respect to 19,592,410 shares of Common Stock shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares.

Security Ownership of Directors, New Director Nominees and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of January 31, 2018 by our current directors, all of whom are standing for reelection except for Howard E. Cox, Jr., our new director nominees, the executive officers identified as our Named Executive Officers ("NEOs") in the "Compensation Discussion and Analysis" section beginning on page 10 and the persons who were our executive officers and directors as of December 31, 2017 as a group.

	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Mary K. Brainerd	0	0	0	*
Howard E. Cox, Jr.	532,132	46,600	578,732	*
Srikant M. Datar, Ph.D.	8,557	37,555	46,112	*
Roch Doliveux, DVM	18,797	24,298	43,095	*
Louise L. Francesconi	17,557	54,000	71,557	*
Allan C. Golston	8,307	24,230	32,537	*
Kevin A. Lobo	48,758	732,187	780,945	*
Andrew K. Silvernail	1,652	9,030	10,682	*
Ronda E. Stryker	24,633,695	46,600	24,680,295	6.6
New Director Nominees:
Sherilyn S. McCoy	0	0	0	*
Rajeev Suri	0	0	0	*
Named Executive Officers(1):
Glenn S. Boehnlein	4,937	94,848	99,785	*
Timothy J. Scannell	119,788	333,478	453,266	*
David K. Floyd	22,103	65,597	87,700	*
Lonny J. Carpenter	101,965	182,885	284,850	*
Executive officers, directors and nominees as a group (22 persons)	25,570,676	1,927,303	27,497,979	7.3
______________

*	Less than 1%.

(1)	Other than Kevin A. Lobo, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units or performance stock units within 60 days after January 31, 2018.

(3)	Includes shares that may be acquired within 60 days after January 31, 2018 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.

(4)
Except for the shared beneficial ownership of certain shares of Common Stock by Dr. Datar (7,642 shares), Ms. Stryker (16,750,622 shares) and Mr. Floyd (13,096 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. During 2017, the Board held seven meetings. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2017. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board, other than Ms. Brainerd who was not a Board member at the time, attended the 2017 annual meeting.

Board's Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company's business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. At one meeting each year, the Board and management focus on the Company's overall strategic plan and direction. At the meeting in December, the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company's business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company's risk management processes.

Independent Directors
Under the listing standards of the New York Stock Exchange ("NYSE"), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that both of our new director nominees and all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the current directors and new director nominees to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Silvernail the transactions with IDEX Corporation that are discussed under "Certain Relationships and Related Party Transactions" on page 9, and on discussions with the current directors and new director nominees. In the case of Ms. Stryker, the Board also considered that the Company spent $648,000 in 2017 on functions and meetings, including the 2017 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker's husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm's length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.

Board Committees
Our Board has three committees. The current membership, number of meetings held during 2017 and the function performed by each of these committees is described below. These committees act under written charters approved by the Board. The applicable committee and the Board review and reassess the charters annually.
No member of any committee is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee: Mr. Silvernail (Chair), Mr. Cox and Mr. Golston currently are members of the Audit Committee, which met eight times during 2017. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), oversees the Company's financial reporting process on behalf of the Board. It meets with management and the Company's independent registered public accounting firm throughout the year and reports the results of its activities to the Board. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see "Audit Committee Report" on page 31. The Board has determined that Mr. Silvernail, Mr. Cox and Mr. Golston are "audit committee financial experts" for purposes of applicable SEC rules.
Compensation Committee: Dr. Doliveux (Chair), Dr. Datar and Ms. Francesconi currently are members of the Compensation Committee, which met six times during 2017. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company's equity-based compensation plans. Management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers other than the Chief Executive Officer, whose pay recommendations are provided to the Committee by its independent compensation consultant. The Chief Executive Officer's compensation is subject to final approval by the independent members of the Board. For further information, see the Compensation Committee's charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and "Compensation Discussion and Analysis" beginning on page 10.

Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. Since October 2015, Semler Brossy Consulting Group, LLC ("Semler Brossy") has been engaged directly by the Committee as its executive compensation consultant to assist by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing the competitiveness of our non-employee director compensation program;

•	Reviewing the competitiveness of total compensation for the members of our executive leadership team;

•	Providing recommendations for the compensation levels of our Chief Executive Officer;

•	Reviewing and giving its opinion on management's recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.
The Compensation Committee determined Semler Brossy to be independent from the Company and that no conflicts of interest existed. In reaching this conclusion, the Committee assessed Semler Brossy's independence, taking into consideration all relevant factors, including the compensation consultant independence factors set forth in the SEC rules and the NYSE listing standards, appropriate assurances provided by Semler Brossy regarding its independence and the fact that Semler Brossy did not separately provide any advice or services to management or otherwise to the Company other than the services provided to the Compensation Committee.
Governance and Nominating Committee: Ms. Francesconi (Chair), Dr. Datar, Dr. Doliveux and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met five times during 2017, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee, in coordination with the Audit Committee, has oversight responsibility with respect to compliance, legal and regulatory affairs/quality assurance issues. It receives a report at least once a year from one or more senior executives, either individually or jointly, with responsibility for regulatory affairs, quality assurance, compliance, risk management and legal issues on the status of the Company's compliance with relevant laws, regulations and internal procedures and on the key compliance, risk management and legal issues facing the Company, and may meet with such senior executives in executive session as the Committee deems appropriate. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. Each of Ms. Brainerd, Ms. McCoy and Mr. Suri were recommended as director nominees by a professional search firm retained by the Committee to help identify and evaluate potential director nominees. The Committee is committed to actively identifying, recruiting and advancing diverse candidates, including women and minority candidates, in any search process. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of their character, personal and professional integrity, business and financial experience and acumen, experience in healthcare, corporate compliance or regulatory and governmental affairs, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skills and a person's availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, and giving the candidate's name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Compensation Risks
Pay Governance LLC ("Pay Governance"), a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our executive compensation program in 2016 that concluded that our executive compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Pay Governance report and discussed it with management at the time it was received. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our executive compensation policies, practices and programs:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker's long-term profitability and strategic plan; and

•	Payouts are based on multiple performance measures and are capped at 200% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Performance stock units are earned if challenging financial goals are achieved and are capped at 200% of target level;

•	Guidelines are in place with respect to stock ownership and share retention on option exercises;

•	Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock;

•	A recoupment policy applies to incentive compensation for elected corporate officers; and

•	Compensation plan governance is well defined and includes the Board and Compensation Committee as well as many functional areas within Stryker, including finance, human resources and legal.

Our executive compensation program has not materially changed since the Pay Governance risk assessment and we continue to believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.
In addition, Willis Towers Watson Public Limited Company ("Willis Towers Watson"), a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Semler Brossy and Pay Governance, conducted a risk assessment of our sales compensation program in 2017 that concluded that our sales compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Willis Towers Watson report and discussed it with management at the time it was received. The Committee concurred with the report's conclusion.

Board Leadership Structure
The Board believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used. In July 2014, the Board reassessed the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company's operating and governance environment at the time, concluded that the most effective leadership structure would be for Mr. Lobo to serve in the combined role of Chairman of the Board, President and Chief Executive Officer and have full responsibility for the day-to-day management of the Company. Since that time, in a continuation of past practice when the same person served as Chief Executive Officer and Chairman of the Board, we have had a Lead Independent Director, designated by the other independent directors. Within Stryker, that position, which is currently held by Mr. Golston, entails significant responsibility and opportunity for independent Board leadership. In that role, Mr. Golston is responsible for coordinating the activities of the independent directors. He chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items, directing the retention of consultants who report directly to the Board when deemed appropriate, participating, along with the members of the Compensation Committee and the full Board, in the evaluation of the Chief Executive Officer and, together with the Chair of the Compensation Committee, meeting with the Chief Executive Officer to discuss such evaluation, consulting with the Governance and Nominating Committee concerning the members and chairpersons of Board committees and assisting management and the Board in assuring compliance with and implementation of our Corporate Governance Guidelines. He also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.

Executive Sessions of Independent Directors
Our Corporate Governance Guidelines require the independent directors to meet in executive session at least once per year. Non-management directors meet on a regular basis in conjunction with meetings of the Board and its Committees to provide an opportunity for discussion of topics of concern without any member of management being present.

Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct/Code of Ethics
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. Any amendments to either Code or waiver of either Code granted to an executive officer or director will be disclosed in the Corporate Governance area of the Investor section of our website.

Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.
Andrew K. Silvernail is Chairman and Chief Executive Officer of IDEX Corporation, a global fluidics leader serving high growth specialized markets with $2.3 billion of sales in 2017. In 2017, the Company purchased equipment and components used in the development and manufacturing of products from subsidiaries of IDEX Corporation at an aggregate cost of $2,950,000 in the ordinary course of business. At its February 2018 meeting, the Audit Committee authorized the Company to continue to purchase equipment and components from IDEX subsidiaries in the ordinary course of business up to $10,000,000.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under "Executive Compensation" beginning on page 22.

Named Executive Officers
The names and titles of our NEOs for purposes of this Proxy Statement are:

Name	Title
Kevin A. Lobo	Chairman, President and Chief Executive Officer
Glenn S. Boehnlein	Vice President, Chief Financial Officer
Timothy J. Scannell	Group President, MedSurg and Neurotechnology
David K. Floyd	Group President, Orthopaedics
Lonny J. Carpenter	Group President, Global Quality and Business Operations

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract and retain the experienced executive team that has successfully driven our financial results over time.
The primary elements of compensation for our NEOs in 2017 were salary, bonus and stock awards consisting of stock options and performance stock units. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the limited perquisites and personal benefits we provide to our NEOs are conservative to market.
Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker's performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•
In 2017, the value of the variable, performance and stock-based compensation elements for the NEOs — bonuses, stock option grants valued using the Black-Scholes method and performance stock units — averaged 85% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See "Summary Compensation Table" on page 22;

•
Our NEO bonus plans are based on challenging performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs' payouts for 2017 (116% of target on average) were less than the 2016 levels (143% of target on average) as a result of performance that, overall, was above 2017 bonus plan goals that were generally more challenging than prior year actual results;

•
Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2015 grant of performance stock units, which is discussed under "2015 Performance Stock Units: Results for the 2015-2017 Performance Period" beginning on page 17, was 200% of target as a result of performance that reached the maximum goal for both sales growth relative to a comparison group of companies and average adjusted diluted net earnings per share growth;

•
We monitor a comparison group of medical technology and related companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee's independent compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and

•
We evaluate key risk issues related to compensation and, in this regard, engaged a third-party independent consultant to conduct a risk assessment of executive compensation programs in 2016 as discussed under "Compensation Risks" on page 8 and believe that our executive compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2017 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 97% of the votes cast. The Compensation Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same. In addition, at our 2017 annual meeting, our shareholders voted to continue to hold an advisory vote on executive compensation on an annual basis, consistent with the Board's recommendation.

Compensation Objectives
We believe that our executive compensation program, which is a key component of our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company's growth and profitability (as described more fully in "Why We Chose Particular Performance Metrics and Goals" on page 14), the Company's bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that can be earned in any year. The Company's long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company's long-term success (as described more fully in "Long-Term Incentive Compensation" beginning on page 17). The Compensation Committee believes that the Company's incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company's shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive the Company's success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy
In setting compensation levels for our executives, the Committee considers information from our comparison companies and broader compensation surveys. We position total pay opportunities for our senior executive roles with the intent they be competitive relative to comparable roles in the market, taking into account a range of factors, including: (i) the Company’s or business unit’s general performance relative to competitors; (ii) the difficulty of the Company’s or business unit’s performance targets; (iii) the scope of the executive’s role relative to the normal scope of this role at comparable companies; and (iv) the executive’s tenure, experience, level of individual performance, and potential to contribute to our future growth. Although we review and consider the compensation provided by our comparison companies, broader compensation surveys and the results of the benchmarking studies described below under "The Role of Benchmarking in Our Executive Compensation Decisions," we do not benchmark our NEOs' compensation to a specific percentile of the market or of our comparison companies. Rather, we consider such data in addition to the factors described in (i) through (iv) above.
Individual compensation elements, along with an explanation of how we make decisions about each element, are described in detail under "2017 Compensation Elements" beginning on page 13.
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see "Executive and Non-Employee Director Stock Ownership Guidelines" on page 20.

The Role of Benchmarking in Our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation adjustments for 2017 included the results of the Company as a whole and, where applicable, the specific business areas of the Company for which each NEO was responsible, the individual's performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our NEO compensation levels and practices annually, we have not focused solely on market comparison data when establishing compensation levels. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
In mid-2016, Semler Brossy conducted a market benchmarking study in connection with establishing NEO compensation and the results were among the factors considered when 2017 compensation decisions were made, which are discussed in detail under "2017 Compensation Decisions" beginning on page 12. The data provided to the Compensation Committee by Semler Brossy showed compensation levels consisting of the primary elements of total compensation: salary, bonus and long-term incentive awards. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy.
The comparison group companies used in the 2016 benchmarking study were:

Abbott Laboratories	Johnson & Johnson	St. Jude Medical, Inc.
Baxter International Inc.	Laboratory Corporation of America Holdings	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Medtronic plc	Zimmer Biomet Holdings, Inc.
Boston Scientific Corporation	Quest Diagnostics Incorporated
C.R. Bard, Inc.	Smith & Nephew plc
The comparison group was developed by Semler Brossy and members of our Human Resources department and approved by the Compensation Committee and consisted of publicly traded companies that generally met the following criteria:

•	Product competitors or companies in the medical technology industry with which we compete for executive talent;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization and/or growth rates in revenue and earnings.
Semler Brossy conducted an additional benchmarking study in mid-2017. The Compensation Committee, with input from our Human Resources department, worked with Semler Brossy to develop an updated comparison group to be used in this benchmarking study. The industry screening criteria were modestly expanded in order to identify additional suitable comparators in light of: (i) the limited number of companies of relevant size in the medical technology industry, and (ii) the continuing acquisition activity and consolidation within the comparison group. Similar to the comparison companies used in the 2016 study, the comparison companies used in the 2017 study were selected based on comparability to Stryker in terms of business focus and company size. The 2017 comparison group, overall, encompasses the following:

•	Product competitors or companies in the medical technology industry, as well as within adjacent industries, with which we compete for executive talent;

•	Companies with significant global operations; and

•	Companies with revenues and market capitalizations of similar scale to Stryker.
The comparison group companies used in the 2017 benchmarking study were:

Abbott Laboratories	Bristol-Myers Squibb Company	Medtronic plc
Agilent Technologies, Inc.	Cerner Corporation	Quest Diagnostics Incorporated
Allergan plc	C.R. Bard, Inc.	Thermo Fisher Scientific Inc.
Baxter International Inc.	Danaher Corporation	Varian Medical Systems, Inc.
Becton, Dickinson and Company	Eli Lilly and Company	Zimmer Biomet Holdings, Inc.
Boston Scientific Corporation	Laboratory Corporation of America Holdings

The results of the 2017 study indicated that for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy. The results of the 2017 benchmarking study were one of the factors considered when the 2018 compensation decisions for the NEOs were made in February 2018. Those decisions are summarized on page 21 and will be discussed in further detail in the proxy statement for our 2019 meeting.

Management's Role in Determining Executive Compensation
The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board. The Chief Executive Officer's role in determining executive compensation includes making recommendations on compensation decisions for the Company's executives other than himself after reviewing information provided by our Vice President, Chief Human Resources Officer and other members of that department. Management's role in determining executive compensation includes:

•
Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•
Preparing stock-based award recommendations for the Compensation Committee's approval, which includes providing the Committee with regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Semler Brossy performs a similar role for the Board with respect to compensation recommendations for the Chief Executive Officer and the non-employee directors.

2017 Compensation Decisions
The Compensation Committee reviewed and approved the 2017 cash compensation levels for our NEOs other than Mr. Lobo after receiving recommendations from Mr. Lobo and our Vice President, Chief Human Resources Officer. The 2017 cash compensation levels for Mr. Lobo were reviewed and approved by the Compensation Committee and independent directors of the Board after receiving recommendations from Semler Brossy. The 2017 cash compensation levels for all of the NEOs reflected subjective evaluations and decisions based on the scope of each NEO's responsibilities in his current role, the level of performance in 2016 of the business areas for which he was responsible, his time and proficiency in the job, comparisons of pay levels relative to similar positions within the Company (if applicable) and consideration of the other factors described under "Executive Compensation Philosophy" on page 11. The following table summarizes the annualized 2017 base salary (effective as of March 1, 2017), the 2017 target bonus and the respective percentage increase relative to 2016 for both of those amounts for each NEO:

Name	2017 Annualized Base Salary ($)	% Increase Relative to 2016	2017 Target Bonus ($)	% Increase Relative to 2016
Kevin A. Lobo	1,169,000	3.0%	1,636,600	3.0%
Glenn S. Boehnlein	570,000	3.6%	456,000	3.6%
Timothy J. Scannell	635,000	3.3%	539,750	9.7%
David K. Floyd	620,000	6.9%	527,000	13.6%
Lonny J. Carpenter	520,000	4.0%	442,000	10.5%

In addition, stock options and performance stock units were awarded to all of the NEOs in February 2017. See "Long-Term Incentive Compensation" beginning on page 17.

2017 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary: Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO's salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive's salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2017 were approved by the Compensation Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus: The individually structured short-term bonus plans are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. For Mr. Lobo, Mr. Boehnlein and Mr. Carpenter, the primary focus of the 2017 bonus goals was total Stryker performance. In the case of Mr. Scannell and Mr. Floyd, the main focus was on performance of the groups for which they were responsible, with consolidated adjusted operating income and specified qualitative measures being additional factors. For 2017, each NEO's bonus plan designated a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2017 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the "Maximum Bonus Opportunity" column in the table below, if 2017 goals for sales on a constant currency basis, adjusted operating income and adjusted diluted net earnings per share were achieved.
Sales on a constant currency basis excludes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Sales on a constant currency basis is calculated by translating the actual results at the foreign currency exchange rate used when establishing the target amounts at the beginning of the year. When calculating payouts related to sales on a constant currency basis and adjusted operating income, the impact of acquisitions that occur during the year is typically excluded as values related to potential acquisitions are not included in the bonus targets established early in the year.
In order for any payout to occur related to the overachievement bonus metrics, 95% of the adjusted operating income goal for the respective business unit (consolidated or group) must have been achieved. If achieved, 50% of the target amount for each overachievement metric would be eligible for payout. In order to be eligible for the remaining 50% of target for each overachievement metric, 98% of the adjusted operating income margin goal for the respective business unit (consolidated or group) must have been achieved. Adjusted operating income and adjusted operating income margin are both non-GAAP financial measures.
The individual NEO bonus plans are discussed in detail under "2017 Bonus Plans" beginning on page 14. The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment and actual payment as a percentage of target for each NEO in 2017:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target
Kevin A. Lobo	1,636,600	3,273,200	1,891,746	116%
Glenn S. Boehnlein	456,000	912,000	527,090	116%
Timothy J. Scannell	539,750	1,079,500	636,851	118%
David K. Floyd	527,000	1,054,000	606,419	115%
Lonny J. Carpenter	442,000	884,000	510,908	116%

Under our Executive Bonus Plan, the Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Executive Bonus Plan. The 2017 bonus payments for Mr. Scannell and Mr. Floyd include an upward adjustment of $10,795 and $21,080, respectively. In the case of Mr. Scannell, the adjustment is in recognition of his efforts related to driving excellent progress on commercial model innovation. In the case of Mr. Floyd, the adjustment is in recognition of his efforts related to the successful launch of the Company's Mako total knee application.
Our Executive Bonus Plan has a recoupment provision that is applicable in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy.  See "Recoupment Policy" on page 20 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2017. The actual payment for Mr. Lobo was approved by the independent directors in February 2018 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from the Chief Executive Officer.

Why We Chose Particular Performance Metrics and Goals
We generally established our 2017 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker used sales and earnings goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are key measures that are the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	The goals for these metrics generally align with our annual budget; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
2017 Bonus Plans
The 2017 annual bonus goals and weightings for each NEO are shown in the tables on pages 15 through 17. The following information is relevant to an understanding of those tables:

•
Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•
The tables express the goals for quantitative performance measures as a percentage change from 2016 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•
Bonus plan goals are based on the Company's financial results as reported in conformance with GAAP but may be adjusted at the Committee's discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or the applicable business unit are calculated on a comparable basis from year to year. Information with respect to adjustments made to GAAP consolidated operating income in 2017 that resulted in the adjusted consolidated operating income used in the calculation of the NEOs' bonus awards is set forth below (dollar values in millions), with adjustments made on a similar basis when determining the adjusted group operating income used in the calculation of the 2017 bonus awards for Mr. Scannell and Mr. Floyd:

Item	Year Ended December 31, 2017
Operating income, as reported	$2,290
Acquired inventory stepped up to fair value	22
Other acquisition and integration-related charges	42
Amortization of purchased intangible assets	371
Restructuring-related and other charges	194
Rejuvenate and other recall matters	173
Regulatory and legal matters	39
Net currency adjustments	42
Operating income attributable to acquisitions that occurred during 2017	17
Adjusted operating income for bonus calculation	$3,190

•
Information with respect to adjustments made to GAAP diluted net earnings per share in 2017 that resulted in the adjusted diluted net earnings per share used in the calculation of the NEOs' bonus awards is set forth below:

Item	Year Ended December 31, 2017
Diluted net earnings per share, as reported	$2.68
Acquired inventory stepped up to fair value	0.05
Other acquisition and integration-related charges	0.09
Amortization of purchased intangible assets	0.67
Restructuring-related and other charges	0.41
Rejuvenate and other recall matters	0.34
Regulatory and legal matters	0.06
Tax matters	2.19
Adjusted diluted net earnings per share for bonus calculation	$6.49

•
For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2017 were made by the Compensation Committee after considering recommendations from Mr. Lobo in the case of each of the other NEOs and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual's performance with respect to the goal. The threshold payment for qualitative measures is zero percent.

•	Payout for each overachievement metric generally begins when performance exceeds the budgeted value for the respective metric.

Mr. Lobo — Chairman, President and Chief Executive Officer

	2017 Threshold			2017 Target
	Threshold	Threshold as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential:
Adjusted operating income	$2.885 bil.	(0.1)%	20	$3.206 bil.	11.0%	40
Constant currency sales	$11.534 bil.	1.8%	20	$12.270 bil.	8.3%	40
Functional goal(1)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential:
Adjusted operating income	$3.206 bil.	11.0%	0	$3.366 bil.	16.6%	50
Constant currency sales	$12.270 bil.	8.3%	0	$12.761 bil.	12.7%	25
Adjusted diluted net earnings per share	$6.40	10.3%	0	$6.78	16.9%	25
			0			100
______________

(1)
Qualitative assessment of his efforts in leading the Company's multi-year cost transformation initiative, driving commercial model innovation, strengthening the Company's leadership bench strength, and driving robust product performance processes and results.

Mr. Boehnlein — Vice President, Chief Financial Officer

	2017 Threshold			2017 Target
	Threshold	Threshold as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential:
Adjusted operating income	$2.885 bil.	(0.1)%	20	$3.206 bil.	11.0%	40
Constant currency sales	$11.534 bil.	1.8%	20	$12.270 bil.	8.3%	40
Functional goal(1)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential:
Adjusted operating income	$3.206 bil.	11.0%	0	$3.366 bil.	16.6%	50
Constant currency sales	$12.270 bil.	8.3%	0	$12.761 bil.	12.7%	25
Adjusted diluted net earnings per share	$6.40	10.3%	0	$6.78	16.9%	25
			0			100
______________

(1)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative, with a focus on shared services and enterprise resource planning platform, and strengthening the leadership bench strength of the Company's Finance function.

Mr. Scannell — Group President, MedSurg and Neurotechnology

	2017 Threshold			2017 Target
	Threshold	Threshold as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential(1):
Adjusted operating income - group	$1.734 bil.	8.8%	10	$1.926 bil.	20.9%	20
Adjusted operating income - consolidated	$2.885 bil.	(0.1)%	10	$3.206 bil.	11.0%	20
Constant currency sales - group	$6.151 bil.	5.5%	20	$6.614 bil.	13.5%	40
Functional goal(2)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential(1):
Adjusted operating income - group	$1.926 bil.	20.9%	0	$2.080 bil.	30.5%	25
Adjusted operating income - consolidated	$3.206 bil.	11.0%	0	$3.366 bil.	16.6%	25
Constant currency sales - group	$6.614 bil.	13.5%	0	$6.945 bil.	19.1%	25
Adjusted diluted net earnings per share	$6.40	10.3%	0	$6.78	16.9%	25
			0			100
______________

(1)
Goals are specific to the MedSurg and Neurotechnology Group reporting to Mr. Scannell, except the goals related to adjusted operating income - consolidated and adjusted diluted net earnings per share, which are total Company goals.

(2)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative and deployment of the enterprise resource planning platform and driving commercial model innovation.

Mr. Floyd — Group President, Orthopaedics

	2017 Threshold			2017 Target
	Threshold	Threshold as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential(1):
Adjusted operating income - group	$1.455 bil.	(0.7)%	10	$1.617 bil.	10.3%	20
Adjusted operating income - consolidated	$2.885 bil.	(0.1)%	10	$3.206 bil.	11.0%	20
Constant currency sales - group	$4.152 bil.	(0.2)%	20	$4.464 bil.	7.3%	40
Functional goal(2)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential(1):
Adjusted operating income - group	$1.617 bil.	10.3%	0	$1.746 bil.	19.1%	25
Adjusted operating income - consolidated	$3.206 bil.	11.0%	0	$3.366 bil.	16.6%	25
Constant currency sales - group	$4.464 bil.	7.3%	0	$4.687 bil.	12.7%	25
Adjusted diluted net earnings per share	$6.40	10.3%	0	$6.78	16.9%	25
			0			100
______________

(1)
Goals are specific to the Orthopaedics Group reporting to Mr. Floyd, except the goals related to adjusted operating income - consolidated and adjusted diluted net earnings per share, which are total Company goals.

(2)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative and deployment of the enterprise resource planning platform, driving a successful launch of the Company's Mako total knee application and driving commercial model innovation.

Mr. Carpenter — Group President, Global Quality and Business Operations

	2017 Threshold			2017 Target
	Threshold	Threshold as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2016 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Core Bonus Potential:
Adjusted operating income	$2.885 bil.	(0.1)%	20	$3.206 bil.	11.0%	40
Constant currency sales	$11.534 bil.	1.8%	20	$12.270 bil.	8.3%	40
Functional goal(1)	—	—	0	—	—	20
			40			100
Overachievement Bonus Potential:
Adjusted operating income	$3.206 bil.	11.0%	0	$3.366 bil.	16.6%	50
Constant currency sales	$12.270 bil.	8.3%	0	$12.761 bil.	12.7%	25
Adjusted diluted net earnings per share	$6.40	10.3%	0	$6.78	16.9%	25
			0			100
______________

(1)
Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative with a focus on reduced product cost, execution of Company-wide cost reduction initiative and deployment of the enterprise resource planning platform and accelerating the optimization of the Company's global supply chain.

Long-Term Incentive Compensation: In 2017, all of our NEOs were awarded stock options and performance stock units. The stock options granted on February 8, 2017 to our NEOs have an exercise price of $122.51 per share, the closing price of our Common Stock as reported for NYSE Composite Transactions on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other officers and key employees. Our plans prohibit repricing stock options without shareholder approval.
The performance stock units granted to the NEOs in 2017 will be earned based on the achievement of a pre-established threshold level of three-year average adjusted diluted net earnings per share growth, with the actual number of shares earned being determined based on the actual average adjusted diluted net earnings per share growth as well as sales growth performance relative to a comparison group of companies over the 2017 to 2019 performance period. The performance stock units will vest and be settled in Common Stock in March 2020 following completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents on vested awards that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date.
The details of the 2017 stock awards grants to the NEOs are provided in the "2017 Grants of Plan-Based Awards" table on page 23. Stock awards in 2017 for other key employees generally consisted of stock options and restricted stock units. Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker's long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing near-term considerations with a focus on improving the business and creating shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.
Management made recommendations to the Compensation Committee about the stock award levels and terms for the NEOs other than the Chief Executive Officer, recommendations for whom were made by Semler Brossy to the Compensation Committee. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer, and for the Chief Executive Officer were approved by the Compensation Committee subject to final approval by the independent members of the Board, which subsequently occurred. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options and performance stock units in 2017, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally, market comparison data and the other factors described under "Executive Compensation Philosophy" on page 11. The Compensation Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See "Recoupment Policy" on page 20 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
2015 Performance Stock Units: Results for the 2015-2017 Performance Period
In 2015, the Company granted performance stock units to members of our then executive leadership team. The vesting of all 2015 performance stock units ("2015 PSUs") was contingent on the achievement of certain specified performance metrics over a three-year performance period from January 1, 2015 to December 31, 2017. The 2015 PSUs were subject to a threshold performance target of the

Company’s achievement of average adjusted diluted net earnings per share growth of 3.0% or greater as of the last day of the performance period (the "Threshold Performance Target"). The Compensation Committee chose this measure as the Threshold Performance Target for the 2015 PSUs in order to require that a minimum level of earnings growth be achieved before any portion of the 2015 PSUs would vest. If the Threshold Performance Target was achieved, grantees would become eligible to vest in up to 200% of their 2015 PSUs, subject to further achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average sales growth relative to a comparison group of companies) over the same three-year performance period. The Compensation Committee chose these as measures for the 2015 PSUs in order to focus the executive leadership team on longer-term growth and profitability. The Committee also believed that it was important to have a measure that assessed the Company's growth on a relative basis, which resulted in the use of average sales growth relative to a comparison group. We believe our investors monitor these measures in evaluating our performance and making investment decisions regarding Stryker stock.
Following the completion of the three-year performance period, the Committee determined in March 2018 that the Threshold Performance Target had been achieved and, accordingly, our NEOs were eligible to vest in up to 200% of their 2015 PSUs. For purposes of Section 162(m) of the Internal Revenue Code, once the Threshold Performance Target is achieved, the Committee can exercise negative discretion to reduce the number of 2015 PSUs that vest for our NEOs.
Under the terms of the 2015 PSUs, if the Threshold Performance Target was achieved, then vesting of 50% of each NEO’s 2015 PSUs was based on the Company’s achievement of average sales growth relative to a comparison group of companies and the remaining 50% of each NEO’s 2015 PSUs was based on the Company’s achievement of average adjusted diluted net earnings per share growth. The 2015 PSUs will vest and be settled in Common Stock, along with any dividend equivalents associated with the vested 2015 PSUs, on March 21, 2018.
The following is the comparison group of 16 companies used to determine the relative average sales growth performance for the 2015 PSUs:

Abbott Laboratories	Johnson & Johnson (Medical & Diagnostics)	Smith & Nephew plc
Baxter International Inc.	Laboratory Corporation of America Holdings	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Medtronic plc	3M Company (Healthcare Segment)
Boston Scientific Corporation	Quest Diagnostics Inc.	Zimmer Biomet Holdings, Inc.
Fresenius Medical Care AG& Co. KGaA	Royal Philips (Healthcare Segment)
General Electric (Healthcare Segment)	Siemens Aktiengesellschaft (Healthcare)
The foregoing companies were selected as they were identified at the time the 2015 PSUs were granted as competitors in the medical technology industry with which we compete for market share and/or executive talent. Consistent with the terms of the 2015 PSUs, C.R. Bard, Inc., CareFusion Corporation and St. Jude Medical, Inc., which were originally included in the comparison group when the 2015 PSUs were granted, were not included in the performance calculation because those companies were acquired and did not report sales growth data for the entire performance period. In addition, as permitted by the terms and conditions applicable to the 2015 PSUs, the Committee modified the calculation of average sales growth to adjust for distortions caused by significant acquisitions and divestitures involving companies in the comparison group.

The table below presents the performance goals, the performance results for average adjusted diluted net earnings per share growth (to which no changes were made) and for relative average sales growth, as adjusted by the Committee as described above, and the calculated payouts for the 2015 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 5.0%	5.0%	8.0%	11.0%	11.1%
Earned 2015 PSUs, as % of Target	0	50	100	200	200
Weighted-Average (50%) Earned 2015 PSUs, as % of Target					100

Relative Average Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	50th	75th and Above	94th
Earned 2015 PSUs as % of Target	0	50	100	200	200
Weighted-Average (50%) Earned 2015 PSUs, as % of Target					100

Total 2015 PSUs earned, as % of Target(1)					200
______________
(1) The 2015 PSUs earned exclude dividend equivalents, which cannot be calculated until the date of vesting.

For those NEOs who were granted 2015 PSUs, the number and market value of the 2015 PSUs that have been earned but remain unvested until March 21, 2018 are included in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns of the "Outstanding Equity Awards at 2017 Fiscal Year-End" table on page 25.
Retirement Plans: We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan ("401(k) Plan") — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan ("Supplemental Plan") — in which certain employees, including the NEOs, may participate. The purpose of these plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company's matching contribution to the accounts of each NEO are determined by the NEO's eligible compensation and individual contribution rate. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($18,000 annual deferral and $270,000 compensation in 2017). In addition to the Company match, the Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year's eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2017 on behalf of each NEO are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 22. Additionally, the amounts contributed under the Supplemental Plan for 2017 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table at the bottom of page 26 and the associated narrative.
We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans: We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites: We provide limited perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. In 2017, we paid for costs associated with an executive physical examination for all of our NEOs. In December 2016, the Board, excluding Mr. Lobo, approved a policy regarding the personal use of Company aircraft by Mr. Lobo and his immediate family members. The Board believes the policy maximizes the efficient use of Mr. Lobo's travel time and helps to ensure his personal safety and security. Mr. Lobo is the only Stryker executive officer allowed to use Company aircraft for personal use. Such personal use is subject to an annual hour limitation, currently 40 hours, that will be determined and reviewed annually by the Board. The benefit to Mr. Lobo associated with personal use of Company aircraft is imputed as income for tax purposes at Standard Industry Fare Level rates and he is responsible for paying the associated taxes. In accordance with SEC disclosure requirements, the values of the above perquisites and other personal benefits are included in the "All Other Compensation" column of the "Summary Compensation Table" (see page 22) for 2017 for Mr. Lobo, who was the only NEO for whom the total value was $10,000 or greater.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO's compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company's long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee, subject to approval by the Board in the case of grants to non-employee directors, and approval by the independent directors of the Board in the case of grants to the Chief Executive Officer. The Compensation Committee has delegated to the Chief Executive Officer the authority to make "off-cycle grants" to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2017, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to recognize significant achievements and create retention incentives. Annual limits for off-cycle grants are defined both per individual employee (20,000 shares) and in the aggregate (300,000 shares), with shares issuable in connection with awards other than stock options being counted against such limits as 2.86 shares under our 2011 Long-Term Incentive Plan.
The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported for NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•
The annual grant of stock awards for employees will generally be made on the date of the February meeting of the Board. Beginning in 2018, the annual grant of stock awards for non-employee directors will generally be made on the date of the Board meeting that coincides with our annual meeting of shareholders. Any change in the annual grant date for employees or non-employee directors must be made with the prior approval of the Board.

•
Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards are reported to the Compensation Committee and the Board at their next regular meetings.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company's confidentiality, non-competition and non-solicitation agreement. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.

Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors, corporate officers, operating division presidents and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. In 2017, our stock ownership requirements for our non-employee directors and NEOs were:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years
For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded (for employees, using an estimate of the net number of shares to be received after taxes; for non-employee directors, using the entire awarded amount as the Company generally does not withhold taxes upon vesting for non-employee directors), but does not include stock options or outstanding performance stock units. The Compensation Committee receives an annual update from management on compliance with the ownership guidelines. As of the Company's last annual measurement date of September 30, 2017, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. In that regard, the Compensation Committee recommended in December 2017, and the full Board subsequently approved, an increase in the ownership guideline for our non-employee directors to an absolute dollar value of $500,000 (greater than the prior five times the annual Board retainer amount, which was equal to $300,000). This new ownership guideline became effective in January 2018.
Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock.

Recoupment Policy
In February 2015, our Board adopted a recoupment policy that applies uniformly to all cash and equity incentive payments made pursuant to awards granted to our elected corporate officers after 2014. Under this policy, the Compensation Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products, including improper payments to foreign officials to obtain or retain business, that caused significant harm to the Company. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.

Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances.

Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation: In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee generally has considered the potential impact on the Company of Section 162(m) of the Internal

Revenue Code. Prior to December 22, 2017, Section 162(m) generally eliminated the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding "performance-based compensation" meeting certain requirements. However, the Tax Cuts and Jobs Act (the “Act”), which became law on December 22, 2017, significantly amended Section 162(m). Pursuant to the Act, the definition of "covered employees" under Section 162(m) was amended to include a company's chief financial officer. The Act also eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, provided that, the Act includes a transition rule with respect to compensation that is provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date. Accordingly, commencing in 2018, the Company’s tax deduction with regard to compensation of “covered employees” is limited to $1 million per taxable year for each officer. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives and permitted under the Act's transition rule, but may authorize compensation that does not meet the requirements of Section 162(m), as amended by the Act, if it determines such payments are appropriate.
Share-Based Compensation: We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

2018 Compensation Decisions
The table below summarizes the 2018 compensation decisions that were made in February 2018 for the 2017 NEOs. These decisions will be more fully discussed in the proxy statement for our 2019 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)
Kevin A. Lobo	1,200,000	1,800,000	162,190	32,438
Glenn S. Boehnlein	600,000	510,000	38,925	7,786
Timothy J. Scannell	655,000	556,750	50,280	10,056
David K. Floyd	640,000	544,000	45,415	9,082
Lonny J. Carpenter	545,000	463,250	38,925	7,786
______________

(1)
Each NEO bonus plan for 2018 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus based on sales on a constant currency basis and adjusted earnings metrics.

(2)
Stock options to purchase shares of the Company's Common Stock were granted at an exercise price of $154.14 per share (the closing price as reported for NYSE Composite Transactions on February 6, 2018, the last trading day before the grant date).

(3)	Key design features for the 2018 performance stock units include the following:

•
In order to earn any shares, a pre-established threshold level of three-year average adjusted diluted net earnings per share growth must be achieved, with the actual number of shares earned based on actual average adjusted diluted net earnings per share growth and sales growth relative to a comparison group of companies over the three-year performance period;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2021 following the completion of the three-year performance period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Roch Doliveux, DVM, Chair
Srikant M. Datar, Ph.D.
Louise L. Francesconi

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company's NEOs during each of the last three years or such shorter number of years during which he was an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled "Compensation Discussion and Analysis" beginning on page 10 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2017	1,163,333	6,176,092	4,342,112	1,891,746	431,803	14,005,086
Chairman, President and	2016	1,129,167	5,387,926	3,667,315	2,276,723	336,268	12,797,399
Chief Executive Officer	2015	1,093,333	3,646,077	3,537,640	1,927,813	265,487	10,470,350
Glenn S. Boehnlein(1)	2017	577,628	999,110	914,182	527,090	123,192	3,141,202
Vice President,	2016	517,333	964,323	870,955	542,299	91,390	2,986,300
Chief Financial Officer
Timothy J. Scannell	2017	631,667	1,910,856	1,325,524	636,851	154,164	4,659,062
Group President,	2016	610,333	1,914,393	1,329,381	769,827	146,195	4,770,129
MedSurg and	2015	584,333	1,684,414	1,284,252	718,713	125,351	4,397,063
Neurotechnology
David K. Floyd	2017	613,333	1,700,943	1,234,140	606,419	133,532	4,288,367
Group President,	2016	575,000	1,600,717	1,146,064	600,595	127,201	4,049,577
Orthopaedics	2015	545,000	1,166,577	945,009	644,780	98,033	3,399,399
Lonny J. Carpenter	2017	516,667	1,445,912	1,051,259	510,908	108,979	3,633,725
Group President,	2016	497,500	1,331,468	962,658	573,121	93,945	3,458,692
Global Quality and	2015	481,708	1,259,959	872,290	441,946	85,435	3,141,338
Business Operations
______________

(1)
Mr. Boehnlein became Vice President, Chief Financial Officer effective April 1, 2016. The Salary and Non-Equity Incentive Plan Compensation values for 2016 consist of nine months for Mr. Boehnlein's current role of Vice President, Chief Financial Officer and three months for his prior role of Vice President, Chief Financial Officer for the MedSurg and Neurotechnology group.

Salary: This column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan. The 2017 value for Mr. Boehnlein includes $10,962 related to the payout of unused vacation days in 2017.
Stock Awards: This column represents the aggregate grant date fair value of performance stock units and restricted stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The 2017 values for the NEOs are comprised of the following amounts:

Name	2017 PSUs ($)	2014 PSUs Adjustment ($)	Total ($)
Kevin A. Lobo	4,746,081	1,430,011	6,176,092
Glenn S. Boehnlein	999,110	—	999,110
Timothy J. Scannell	1,448,845	462,011	1,910,856
David K. Floyd	1,348,958	351,985	1,700,943
Lonny J. Carpenter	1,148,940	296,972	1,445,912
The values in the "2014 PSUs Adjustment" column in the foregoing table are related to the adjustments that were made to the number of shares that were earned in connection with the 2014 performance stock unit awards ("2014 PSUs"), which vested on March 21, 2017. The adjustments were applied in recognition of the impact that significant acquisitions or divestitures had on the three-year average sales growth among the comparison companies used for the 2014 PSUs.
The grant date fair value of the NEOs' 2017 performance stock unit awards, if earned at maximum levels (200% of target), was $9,492,162, $1,998,220, $2,897,690, $2,697,916 and $2,297,880 for Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Floyd and Mr. Carpenter, respectively.
Option Awards: This column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 24.
Non-Equity Incentive Plan Compensation: This column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.

All Other Compensation: This column includes the following items for 2017:

•	401(k) Plan matching contributions and discretionary contributions made in March 2018 pertaining to the 2017 Plan year, in the amount of $27,900 for each NEO.

•
Supplemental Plan matching contributions and discretionary contributions made in March 2018 pertaining to the 2017 Plan year, in the amounts of $350,506, $95,292, $126,264, $105,632 and $81,079 for Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Floyd and Mr. Carpenter, respectively.

•
In accordance with SEC disclosure requirements, perquisites and personal benefits received by any NEO must be identified by type if the total value was $10,000 or more. Mr. Lobo is the only NEO for whom perquisites and personal benefits exceeded $10,000 in 2017. These benefits for Mr. Lobo include costs associated with an executive physical examination and the aggregate incremental cost of $52,193 for personal use of our corporate aircraft. Mr. Lobo was accompanied by family members on certain flights. The incremental cost is based on the average variable operating cost, which includes the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, ramp fees and other miscellaneous variable costs. Because the Company’s corporate aircraft is used primarily for business travel, we excluded from this calculation pilot salaries, insurance, depreciation and other fixed costs that do not change based on usage. The benefit to Mr. Lobo associated with personal use of Company aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes.

The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant. In 2017, none of the NEOs received tax gross-ups.
Primary Compensation Elements: The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units (excluding the adjustment related to the 2014 PSUs) and stock options, in relation to the total of such elements for each NEO:

Name	Salary	Bonus Plan Payment	Performance Stock Units Grant Date Value (1)	Stock Option Grant Date Value using Black-Scholes(1)
Kevin A. Lobo	10%	15%	39%	36%
Glenn S. Boehnlein	19%	18%	33%	30%
Timothy J. Scannell	15%	16%	36%	33%
David K. Floyd	16%	16%	36%	32%
Lonny J. Carpenter	16%	16%	36%	32%
______________

(1)
Uses aggregate grant date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2017 awards of performance stock units and stock option grants. See "Grant Date Fair Value of Stock and Option Awards" on page 24.

2017 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2017, the range of payout potential for performance stock unit awards granted in 2017, the stock options granted to the NEOs in 2017 and the incremental fair value associated with adjustments to the 2014 performance stock units that are disclosed in the "Summary Compensation Table" on page 22.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo
Annual Bonus	—	654,640	1,636,600	3,273,200								—
2017 PSUs	2/8/2017				19,386	38,772	77,544					4,746,081
Stock Options	2/8/2017								193,860	122.51	122.41	4,342,112
2014 PSUs	3/6/2017							17,624				1,430,011
G. Boehnlein
Annual Bonus	—	182,400	456,000	912,000								—
2017 PSUs	2/8/2017				4,081	8,162	16,324					999,110
Stock Options	2/8/2017								40,815	122.51	122.41	914,182
T. Scannell
Annual Bonus	—	215,900	539,750	1,079,500								—
2017 PSUs	2/8/2017				5,918	11,836	23,672					1,448,845
Stock Options	2/8/2017								59,180	122.51	122.41	1,325,524
2014 PSUs	3/6/2017							5,694				462,011
D. Floyd
Annual Bonus	—	210,800	527,000	1,054,000								—
2017 PSUs	2/8/2017				5,510	11,020	22,040					1,348,958
Stock Options	2/8/2017								55,100	122.51	122.41	1,234,140
2014 PSUs	3/6/2017							4,338				351,985
L. Carpenter
Annual Bonus	—	176,800	442,000	884,000								—
2017 PSUs	2/8/2017				4,693	9,386	18,772					1,148,940
Stock Options	2/8/2017								46,935	122.51	122.41	1,051,259
2014 PSUs	3/6/2017							3,660				296,972

Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2017 individual bonus plans for the NEOs. Bonus payments related to quantitative measures would have been zero if performance had been below threshold. The "Summary Compensation Table" on page 22 shows the actual non-equity incentive plan payments received for 2017.
Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2017 to 2019 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Stock Awards: Number of Shares of Stock or Units, All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on Grant Date:  The stock option grants and adjustments to the 2014 performance stock units are shown in number of shares. The adjustments to the 2014 PSUs, which were applied in recognition of the impact that significant acquisitions or divestitures had on average sales growth among the comparison companies used for the 2014 PSUs, reflect the incremental shares that were earned in connection with the adjustments. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of performance stock units, based on the target level achievement, and stock options granted in 2017, as well as the incremental fair value associated with the adjustments made in 2017 to the 2014 PSUs, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification.
The performance stock unit awards that were granted in February 2017, if earned based on achievement of the pre-established goals, will vest 100% on March 21, 2020. The actual value an NEO realizes from the awards of performance stock units will depend on the price of our Common Stock on the date of vesting and the number of shares earned.
The stock option values throughout this Proxy Statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2017	2016	2015
Risk-free interest rate	2.0%	1.3%	1.8%
Expected dividend yield	1.5%	1.6%	1.6%
Expected stock price volatility	19.4%	20.5%	25.5%
Expected option life	6.1	6.1	7.3
______________

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company's stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Stock option awards have a ten-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2017 Fiscal Year-End
This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs on December 31, 2017 (dollar values, except option exercise price, are based on the closing price of our Common Stock of $154.84 as reported for NYSE Composite Transactions on December 29, 2017):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	4-26-11	25,855	0	58.02	4-25-21	—	—	—	—
	2-21-12	27,985	0	53.60	2-20-22	—	—	—	—
	10-01-12	107,795	0	55.66	9-30-22	—	—	—	—
	2-13-13	149,976	37,494	64.01	2-12-23	—	—	—	—
	2-12-14	96,129	64,086	81.14	2-11-24	—	—	—	—
	2-11-15	62,756	94,134	93.06	2-10-25	78,444	12,146,268	—	—
	2-10-16	41,391	165,564	96.64	2-09-26	—	—	82,780	12,817,655
	2-08-17	0	193,860	122.51	2-07-27	—	—	77,544	12,006,913
Glenn S. Boehnlein	2-10-09	12,500	0	42.00	2-09-19	—	—	—	—
	2-23-10	4,154	0	53.09	2-22-20	—	—	—	—
	2-09-11	6,750	0	59.70	2-08-21	—	—	—	—
	2-21-12	12,125	0	53.60	2-20-22	—	—	—	—
	2-13-13	11,612	2,903	64.01	2-12-23	—	—	—	—
	2-12-14	7,173	4,782	81.14	2-11-24	—	—	—	—
	2-11-15	4,342	6,513	93.06	2-10-25	904	139,975	—	—
	2-10-16	9,830	39,320	96.64	2-09-26	—	—	19,660	3,044,154
	2-08-17	0	40,815	122.51	2-07-27	—	—	16,324	2,527,608
Timothy J. Scannell	2-23-10	68,670	0	53.09	2-22-20	—	—	—	—
	2-09-11	34,555	0	59.70	2-08-21	—	—	—	—
	2-21-12	36,100	0	53.60	2-20-22	—	—	—	—
	2-13-13	49,992	12,498	64.01	2-12-23	—	—	—	—
	2-12-14	31,056	20,704	81.14	2-11-24	—	—	—	—
	2-11-15	22,782	34,173	93.06	2-10-25	28,476	4,409,224	—	—
	5-1-15	—	—	—	—	1,355	209,808	—	—
	2-10-16	15,004	60,016	96.64	2-09-26	—	—	30,008	4,646,439
	2-08-17	0	59,180	122.51	2-07-27	—	—	23,672	3,665,372
David K. Floyd	12-05-12	5,520	0	54.35	12-4-22	—	—	—	—
	2-13-13	0	9,374	64.01	2-12-23	—	—	—	—
	2-12-14	0	15,776	81.14	2-11-24	—	—	—	—
	2-11-15	0	25,146	93.06	2-10-25	20,956	3,244,827	—	—
	5-1-15	—	—	—	—	723	111,949	—	—
	2-10-16	0	51,740	96.64	2-09-26	—	—	25,868	4,005,401
	2-08-17	0	55,100	122.51	2-07-27	—	—	22,040	3,412,674
Lonny J. Carpenter	2-09-11	26,785	0	59.70	2-08-21	—	—	—	—
	2-21-12	27,985	0	53.60	2-20-22	—	—	—	—
	2-13-13	29,996	7,499	64.01	2-12-23	—	—	—	—
	2-12-14	19,965	13,310	81.14	2-11-24	—	—	—	—
	12-2-14	—	—	—	—	—	—	—	—
	2-11-15	15,474	23,211	93.06	2-10-25	19,344	2,995,225	—	—
	5-1-15	—	—	—	—	1,355	209,808	—	—
	2-10-16	10,865	43,460	96.64	2-09-26	—	—	21,732	3,364,983
	2-08-17	0	46,935	122.51	2-07-27	—	—	18,772	2,906,656
______________

(1)	All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.

(2)
The following table presents information related to the vesting schedules of restricted stock units ("RSUs") and the 2015 PSUs for which the three-year performance period had concluded as of December 31, 2017 for each of the NEOs:

Name	Grant Date	Award Type	Vesting Schedule
Kevin A. Lobo	2-11-15	PSUs	100% on 3-21-18
Glenn S. Boehnlein	2-11-15	RSUs	One-third on each of the first three anniversaries of the grant date
Timothy J. Scannell	2-11-15	PSUs	100% on 3-21-18
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
David K. Floyd	2-11-15	PSUs	100% on 3-21-18
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date
Lonny J. Carpenter	2-11-15	PSUs	100% on 3-21-18
	5-1-15	RSUs	One-third on each of the first three anniversaries of the grant date

(3)
The performance stock units awarded in 2016 and 2017 will be earned based on the achievement of pre-established goals covering the performance periods of 2016-2018 and 2017-2019, respectively. The numbers shown represent the maximum number of units that can be earned, excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2016 PSUs vest on March 21, 2019 and the 2017 PSUs vest on March 21, 2020.

2017 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2017. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	—	—	61,781	8,191,543
Glenn S. Boehnlein	—	—	1,900	251,921
Timothy J. Scannell	85,000	8,021,450	21,314	2,831,145
David K. Floyd	112,939	8,011,913	15,931	2,115,024
Lonny J. Carpenter	123,685	11,396,093	15,261	2,053,604
______________

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting.

2017 Pension Benefits
No NEO participates in any defined benefit pension plan sponsored by the Company.

2017 Nonqualified Deferred Compensation
NEOs are eligible to participate in the 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($18,000 annual deferral and $270,000 compensation in 2017). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2017, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, was paid in March of 2018. The table below shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kevin A. Lobo	251,205	350,506	358,946	0	2,833,289
Glenn S. Boehnlein	87,993	95,292	316,898	0	1,668,981
Timothy J. Scannell	116,149	126,264	747,341	0	3,336,343
David K. Floyd	73,114	105,632	56,242	0	573,527
Lonny J. Carpenter	41,387	81,079	230,164	0	1,024,721
______________

(1)	These amounts were reported as compensation in 2017 in the "Salary" column and in 2016 in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 22.

(2)
These amounts, contributed in March 2018 but earned for 2017, are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 22 (along with 401(k) Plan matching contributions and discretionary contributions in the amount of $27,900 for each NEO).

(3)
Aggregate balance consists of employee and Company contributions and investment earnings. The 2017 year-end balance includes registrant contributions made in March 2018 that were earned in 2017. The following aggregate contribution amounts, comprised of executive contributions and registrant contributions, for 2016 and 2015 are included in the reported aggregate balance and were previously reported in the "Summary Compensation Table" as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation for the NEOs other than Mr. Boehnlein, whose compensation prior to 2016 is not required to be disclosed:

Name	Aggregate Contributions in 2016 ($)	Aggregate Contributions in 2015 ($)
Kevin A. Lobo	529,276	407,019
Glenn S. Boehnlein	122,922	—
Timothy J. Scannell	227,550	187,756
David K. Floyd	102,835	117,780
Lonny J. Carpenter	98,762	85,146
Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives for all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2017, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual's payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally, amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death.

Potential Payments upon Termination
Potential Severance Payments to NEOs upon Termination: We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances. All of our NEOs have agreed to Stryker's Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Floyd and Mr. Carpenter amounts totaling $3,060,746, $1,097,090, $1,271,851, $1,226,419 and $1,030,908, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them assume 2017 salary and bonus levels, a December 31, 2017 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company's decision whether to enforce the agreement, compensation paid by future employers and other factors and assumptions.
Stock options and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination	Vested Options Exercisable	Unvested Options or Units
Death or Disability	For one year from termination
Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on performance covering the entire three-year performance period.(1)

Retirement(2)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement.
Other Reasons	For 30 days from termination	Forfeited.(3)
______________

(1)	Upon death or disability, performance stock units granted prior to 2016 have prorated vesting through the termination date and are earned based on performance through the most recently completed year.

(2)
Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2017, none of the NEOs met the age and service requirements for retirement as defined in the stock plans. Beginning with stock awards granted in 2018, the retirement treatment for unvested awards is as follows:

Award Type	Retirement Treatment of Unvested Awards
Stock Options	Continue to vest according to the original vesting schedule and are exercisable until original expiration date.
Restricted Stock Units	Continue to vest according to the original vesting schedule.
Performance Stock Units	Prorated vesting through the date of retirement and are earned based on performance covering the entire three-year performance period.

(3)
The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2017 is the same as the values shown in the table in the following section "Potential Payments Upon Certain Corporate Transactions."

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.
Potential Payments upon Certain Corporate Transactions: Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
As of December 31, 2017, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that could be vested upon the occurrence of a change in control. The unrealized values of the unvested options and units are based on the closing price of our Common Stock of $154.84 as reported for NYSE Composite Transactions on December 29, 2017.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)
Kevin A. Lobo	555,138	29,847,636	—	—	238,768	36,970,837
Glenn S. Boehnlein	94,333	4,626,458	904	139,975	35,984	5,571,763
Timothy J. Scannell	186,571	10,178,506	1,355	209,808	82,156	12,721,035
David K. Floyd	157,136	8,360,302	723	111,949	68,864	10,662,901
Lonny J. Carpenter	134,415	7,142,838	1,355	209,808	59,848	9,266,864

Ratio of 2017 Compensation of the Chief Executive Officer to that of the Median Employee
Pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation for both our Chief Executive Officer and median employee and the ratio of those two amounts. The pay ratio discussed in this section is an estimate based on the Company's good faith efforts to reasonably calculate it. As a result of the flexibility permitted when identifying the median employee and the Company's specific pay practices and workforce composition, the Company's pay ratio may not be comparable to the pay ratios of other companies.

•	The 2017 annual total compensation of our Chief Executive Officer was $14,005,086.

•	The 2017 annual total compensation of our identified median employee was $66,901.

•	The ratio of the annual total compensation of our Chief Executive Officer to that of our identified median employee was estimated to be 209 to 1.
The identified median employee is located outside of the United States and an exchange rate as of December 31, 2017 was used to convert pay values into United States Dollars. An overview of the methodology used to identify the median employee is summarized below.

Item	Description
Determination date	Our global employee population as of October 1, 2017 was used to identify the median employee
Employee population
The total employee population (excluding the CEO) as of October 1, 2017 was approximately 32,700. When determining the median employee, we excluded approximately 300 employees related to the acquisition of NOVADAQ Technologies Inc. in September 2017. As a result, the employee population used to determine the median employee was approximately 32,400

Consistently applied compensation measure
Actual cash compensation, measured over the twelve month period of October 2016 to September 2017. Values were converted into United States Dollars using the exchange rates in effect on September 30, 2017

COMPENSATION OF DIRECTORS
The structure of our non-employee director pay program in 2017, determined by the full Board, was generally unchanged from 2016.

•	Mr. Lobo received no additional compensation for his service as a director.

•	Directors who were not employees earned a fixed annual fee of $60,000 in 2017 and an additional annual fee of $55,000 if they served on one or more Committees of the Board.

•	Mr. Golston earned an additional $25,000 for serving as the Lead Independent Director.

•
The Audit Committee chair earned an additional $20,000 and all other Committee chairs earned an additional $10,000. The amount for the Audit Committee chair was pro-rated between Mr. Golston and Mr. Silvernail for time served in that role during 2017.

•
On February 8, 2017, each non-employee director, other than Ms. Brainerd, was awarded an option to purchase 3,605 shares of Common Stock with an exercise price of $122.51, the closing price as reported for NYSE Composite Transactions on the last trading day before the grant date, and 720 restricted stock units. On August 1, 2017, Ms. Brainerd was awarded an option to purchase 3,005 shares of Common Stock with an exercise price of $147.10, the closing price as reported for NYSE Composite Transactions on the last trading day before the grant date, and 600 restricted stock units.

The 2017 compensation for our directors who were not employees was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Mary K. Brainerd(1)	47,813	87,714	81,526	217,053
Howard E. Cox, Jr.	115,000	86,918	80,745	282,663
Srikant M. Datar, Ph.D.	115,000	86,918	80,745	282,663
Roch Doliveux, DVM	125,000	86,918	80,745	292,663
Louise L. Francesconi	125,000	86,918	80,745	292,663
Allan C. Golston	146,703	86,918	80,745	314,366
Andrew K. Silvernail	128,297	86,918	80,745	295,960
Ronda E. Stryker	115,000	86,918	80,745	282,663
______________

(1)
Ms. Brainerd was elected a director on August 1, 2017. The annualized fees of $60,000 and $55,000 were pro-rated for her partial year of service. Although Ms. Brainerd was not a formal member of any Committee of the Board, she attended multiple Committee meetings after joining the Board in August 2017 and, as such, the Board determined it appropriate to provide Ms. Brainerd with the pro-rated fee related to Committee service during 2017.

(2)	The Stock Awards column represents the aggregate grant date fair value of restricted stock units calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification.

(3)
The Option Awards column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values, other than for Ms. Brainerd, are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 24. The Black-Scholes assumptions associated with Ms. Brainerd's stock option grant are expected option life of 6.0 years, expected dividend yield of 1.3%, expected stock price volatility of 18.9% and a risk-free interest rate of 1.9%.

The number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2017 was as follows:

Name	Stock Awards Outstanding at December 31, 2017 (#)	Option Awards Outstanding at December 31, 2017 (#)
Mary K. Brainerd	600	3,005
Howard E. Cox, Jr.	720	61,295
Srikant M. Datar, Ph.D.	720	44,850
Roch Doliveux, DVM	720	31,593
Louise L. Francesconi	720	61,295
Allan C. Golston	720	31,525
Andrew K. Silvernail	720	16,325
Ronda E. Stryker	720	61,295
Options granted to non-employee directors become exercisable as to 20% of the underlying shares per year over five years. Restricted stock units granted in 2017 vest on March 21, 2018, other than for the restricted stock units granted to Ms. Brainerd, which vest on August 1, 2018.
In 2017, Semler Brossy conducted a market benchmarking study of our non-employee director pay program using the same comparison companies that were used in the NEO benchmarking study conducted by Semler Brossy in 2017. After reviewing Semler Brossy's analysis and recommendations, the Board subsequently approved the following changes to our non-employee director pay program for 2018:

•	Combining the annual fee of $60,000 for Board service and $55,000 for Committee service into a single amount of $115,000.

•	Increasing the additional fee for the Lead Independent Director to $35,000.

•	Increasing the additional fee for both the Compensation Committee Chair and Governance & Nominating Committee Chair to $15,000.

•
Granting all of the annual stock award value in the form of restricted stock units, with one-year vesting and the ability for each director to voluntarily defer the settlement of the restricted stock units until his or her departure from the Board or a specified date in the future. In addition, effective for 2018, in order to align with the annual election to the Board, the grant date of the annual stock awards to non-employee directors has been revised to generally be on the date of the Board meeting that coincides with our annual meeting of shareholders rather than at the Board meeting in February of each year.

•
Increasing the stock ownership guidelines for non-employee directors to $500,000 (from $300,000) with a five-year time frame for compliance. See "Executive and Non-Employee Director Stock Ownership Guidelines" on page 20.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker's operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker's independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company's internal control over financial reporting as of December 31, 2017. We monitor and oversee these processes. We also approve the selection and appointment of Stryker's independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm, throughout the year and reported the results of our activities to the Board. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with Stryker's management;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard 1301, as adopted by the Public Company Accounting Oversight Board; and

•
Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Submitted by:

Andrew K. Silvernail, Chair
Howard E. Cox, Jr.
Allan C. Golston

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS
Ten directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors, other than Ms. McCoy and Mr. Suri, who are standing for initial election. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board recommends that shareholders vote FOR all nominees. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast in an uncontested election (that is, the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a "holdover director." Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee's recommendation no later than 90 days thereafter. The Company will promptly publicly disclose in a filing with the SEC the Board's decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

MARY K. BRAINERD, Age 64, Director since 2017	ROCH DOLIVEUX, DVM, Age 61, Director since 2010

Former President and Chief Executive Officer of HealthPartners, the largest, consumer-governed, nonprofit health care organization in the United States, which she led from 2002 to May 2017. Prior to joining HealthPartners in 1992, she held various executive roles with Blue Cross and Blue Shield of Minnesota from 1984 to 1992. She also serves as a director of Bremer Bank, a privately held regional financial services company.
Ms. Brainerd’s extensive experience surrounding both health care delivery and insurance enable her to provide unique and invaluable insight to our Board discussions, particularly in light of the evolving landscape in the health care delivery and payer markets.

Chairman of the Board, Pierre Fabre SA, a global dermocosmetics and healthcare company. Chairman of GLG Institute, a community of senior executives for experience sharing and learning. Former Chief Executive Officer of UCB, a global biopharmaceutical company, for 10 years. He is also Chairman of the Board of the Vlerick Business School, a top-100 business school in the world based in Belgium and of the Caring Entrepreneurship Fund, a philanthropic organization to help entrepreneurs start their own business in healthcare.

Dr. Doliveux has extensive experience in life science and healthcare companies, including research, development, regulatory, medical, marketing, market access, sales and M&A, as well as strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

SRIKANT M. DATAR, PH.D., Age 64, Director since 2009	LOUISE L. FRANCESCONI, Age 64, Director since 2006

Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996. Faculty Chair of the Harvard Innovation Labs and Senior Associate Dean for University Affairs. From 1989 to 1996, he was Edmund W. Littlefield Professor at the Graduate School of Business, Stanford University. Dr. Datar is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm, and T-Mobile US, Inc., a provider of wireless voice, messaging and data services.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong academic and business background and his experience on the board committees of other companies allow him to make significant contributions to our committees. His service on the boards of global companies involved in pharmaceuticals and high tech gives him great insights on assessing Stryker's technology and strategies to expand our business globally.

Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of UNS Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi's extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, Age 51, Director since 2011	ANDREW K. SILVERNAIL, Age 47, Director since 2013

President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006. Mr. Golston is also a director of Harley-Davidson, Inc., a manufacturer of motorcycles and accessories.

Mr. Golston has extensive experience in auditing, finance and the healthcare industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide healthcare, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston's expertise in financial matters enable him to make valuable contributions to our Audit Committee and his overall experience positions him well to serve as our Lead Independent Director.

Chairman, President and Chief Executive Officer of IDEX Corporation, Chairman since 2012 and President and Chief Executive Officer since 2011, and Vice President, Group Executive from January 2009 to August 2011. Mr. Silvernail is also a trustee for the Manufacturers Alliance for Productivity and Innovation (MAPI).

By virtue of service as Chairman, President and Chief Executive Officer of IDEX Corporation and his prior experience in executive leadership positions with IDEX and another large public company, Mr. Silvernail provides valuable business, leadership and management insights and useful perspectives to our Board discussions.  His experience leading a large public company with global operations gives him a clear understanding of the issues facing a multinational business such as ours.

KEVIN A. LOBO, Age 52, Director since 2012	RONDA E. STRYKER, Age 63, Director since 1984

Mr. Lobo was named Chairman of the Board in July 2014 and has served as President and Chief Executive Officer of the Company since 2012. He joined the Company as a Group President in April 2011. Prior thereto, he held leadership roles over eight years with Johnson & Johnson, including president of Ethicon Endo-Surgery. Mr. Lobo is also a director of Parker-Hannifin Corporation, a manufacturer of motion and control technologies and systems.

Mr. Lobo's global business and leadership experience across multiple industries, including healthcare, enables him to provide valuable insight to the Board regarding the Company's operations and the strategic planning initiatives necessary to meet the demands of the changing environment. As the sole member of management on our Board, he provides management's business perspectives and the necessary link to the day-to-day operations.

Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a Michigan chartered bank, Vice Chair of Spelman College, a trustee of Kalamazoo College and member of the Harvard Medical School Board of Fellows.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company's largest individual shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

SHERILYN S. MCCOY, Age 59	RAJEEV SURI, Age 50

Former Chief Executive Officer and Director of Avon Products, Inc., a personal care products company, which she led for almost 6 years until she retired on February 4, 2018. She remains an advisor to the Avon CEO and its board until March 31, 2018. Prior to joining Avon, Ms. McCoy had a 30-year career at Johnson & Johnson, where she led a variety of large medical device, pharmaceutical and consumer businesses and rose to the position of Vice Chair. She is also a director of AstraZeneca plc, a global, science-led biopharmaceutical company.

Ms. McCoy has deep global experience as well as strong knowledge regarding mergers and acquisitions and the management of complex organizational structures. These skills, along with her background in the medical technology industry and extensive experience in a public company environment, will enable her to bring valuable insights to our Board.

President and Chief Executive Officer of Nokia, a leading global technology company, since April 2014. From 2009 to 2014, he was Chief Executive Officer of Nokia Solutions and Networks (previously Nokia Siemens Networks). Much of his nearly 30-year career has been spent in leadership roles at Nokia. He is also a United Nations Broadband Commissioner, a member of the steering committee of the Digital Communications Industry and a member of the stewardship Board of Health and Healthcare System Initiative at the World Economic Forum.

Mr. Suri has deep business experience working across a range of functions, including strategy, mergers and acquisitions, marketing and sales. He has led a transformation of Nokia through significant portfolio adjustments, including the acquisition of Alcatel-Lucent, and has strong global experience. This background and Mr. Suri’s extensive knowledge across a range of technology solutions are expected to provide critical input to our Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company's independent auditor continuously since 1974. The Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor's lead audit partner be rotated every five years. The process for the selection of the new lead audit partner, which occurred most recently in 2018, included a meeting between the Chair of the Audit Committee and the candidate recommended by Ernst & Young LLP for the role, as well as discussion by the full Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders and, at its February 2018 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2018, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2018. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.

Fees and Services
The fees (amounts in $) billed by Ernst & Young LLP with respect to the years ended December 31, 2017 and 2016 were as follows:
Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the quarterly reports on Form 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Compliance Fees include amounts for tax compliance services. Other Tax Fees include amounts for tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2018.
Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee's February meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in the Chair's absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company's independent registered public accounting firm for 2018.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As described under "Compensation Discussion and Analysis" beginning on page 10, our objective in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company's success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the "Summary Compensation Table" and other related compensation tables and narrative disclosure under "Executive Compensation" beginning on page 22 that describe the compensation of our NEOs during each of the last three fiscal years or such shorter number of years that each of them was an NEO. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a "say-on-pay" advisory vote. Pursuant to a policy we adopted in 2011 and reaffirmed in 2017, we provide our shareholders with the opportunity to vote on a "say-on-pay" advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Corporation's named executive officers as disclosed in the Corporation's Proxy Statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including "Compensation Discussion and Analysis," the "Summary Compensation Table" and the compensation tables and narrative disclosure under "Executive Compensation."
This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board unanimously recommends a vote FOR the resolution set forth in Proposal 3.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2019 Annual Meeting
Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2019 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 21, 2018. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.
Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2019 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than January 2, 2019 and no later than February 1, 2019. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2017.

Other Action
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. In addition, we have retained Innisfree M&A Incorporated to act as proxy solicitor for the annual meeting for a fee of $15,000 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy
Vice President, Corporate Secretary
March 21, 2018

APPENDIX A — RECONCILIATION OF THE MOST DIRECTLY COMPARABLE GAAP MEASURE TO NON-GAAP FINANCIAL MEASURE
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including adjusted net earnings and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes these adjusted measures are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations with corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

	2012	2013	2014	2015	2016	2017
	Net Earnings ($ millions)
Reported	$1,298	$1,006	$515	$1,439	$1,647	$1,020
Acquisition and integration-related charges	37	72	65	24	100	51
Amortization of purchased intangible assets	88	98	133	147	221	250
Restructuring-related and other charges	59	46	78	97	98	155
Rejuvenate and other recall matters	133	460	628	210	127	131
Regulatory and legal matters	33	63	—	(46)	(7)	25
Donations	—	15	—	—	—	—
Tax matters	—	(46)	391	78	8	833
Adjusted	$1,648	$1,714	$1,810	$1,949	$2,194	$2,465

	Net Earnings per Diluted Share
Reported	$3.39	$2.63	$1.34	$3.78	$4.35	$2.68
Acquisition and integration-related charges	0.09	0.19	0.17	0.06	0.26	0.14
Amortization of purchased intangible assets	0.23	0.26	0.35	0.39	0.59	0.67
Restructuring-related and other charges	0.15	0.12	0.20	0.26	0.26	0.41
Rejuvenate and other recall matters	0.35	1.20	1.65	0.55	0.34	0.34
Regulatory and legal matters	0.09	0.17	—	(0.12)	(0.02)	0.06
Donations	—	0.04	—	—	—	—
Tax matters	—	(0.12)	1.02	0.20	0.02	2.19
Adjusted	$4.30	$4.49	$4.73	$5.12	$5.80	$6.49

Effective tax rate - Reported	23.9%	17.0%	55.6%	17.1%	14.3%	50.6%
Effective tax rate - Adjusted	24.1%	22.7%	22.3%	17.3%	17.3%	15.6%
Weighted average diluted shares outstanding (millions)	383.0	382.1	382.8	380.9	378.5	380.1

Refer to "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2017 Annual Report on Form 10-K for further details regarding the adjustments to our net earnings and net earnings per diluted share.

A-1

stryker

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37893-P04232

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker

The Board of Directors recommends a vote FOR each of these nominees.

1. Elect ten directors:

Nominees:	For	Against	Abstain
1a) Mary K. Brainerd	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston(1)	☐	☐	☐
1f) Kevin A. Lobo(2)	☐	☐	☐
1g) Sherilyn S. McCoy	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐
1j) Rajeev Suri	☐	☐	☐

(1) Lead Independent Director
(2) Chairman of the Board

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;	☐	☐	☐
3. Advisory vote to approve named executive officer compensation; and	☐	☐	☐
4. Transact any other business that may properly come before the meeting and any adjournment or postponement.			

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2017 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

E37894-P04232

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2018

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 21, 2018, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2018, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION
C/O COMPUTERSHARE INVESTOR SERVICES
P.O. BOX 43078
PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37895-P04232

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.

1. Elect ten directors:

Nominees:	For	Against	Abstain
1a) Mary K. Brainerd	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston(1)	☐	☐	☐
1f) Kevin A. Lobo(2)	☐	☐	☐
1g) Sherilyn S. McCoy	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐
1j) Rajeev Suri	☐	☐	☐

(1) Lead Independent Director
(2) Chairman of the Board

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;	☐	☐	☐
3. Advisory vote to approve named executive officer compensation; and	☐	☐	☐
4. Transact any other business that may properly come before the meeting and any adjournment or postponement.			

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2017 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

Please fold and detach card at perforation before mailing.

E37896-P04232

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2018

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 21, 2018, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2018, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

stryker

STRYKER CORPORATION
C/O VANGUARD
P.O. BOX 2900
VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37897-P04232

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker

The Board of Directors recommends a vote FOR each of these nominees.

1. Elect ten directors:

Nominees:	For	Against	Abstain
1a) Mary K. Brainerd	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston(1)	☐	☐	☐
1f) Kevin A. Lobo(2)	☐	☐	☐
1g) Sherilyn S. McCoy	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐
1j) Rajeev Suri	☐	☐	☐

(1) Lead Independent Director
(2) Chairman of the Board

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;	☐	☐	☐
3. Advisory vote to approve named executive officer compensation; and	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. Eastern on May 1, 2018, you will be treated as directing the Plans' Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2017 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

E37898-P04232

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2018

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 21, 2018, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2018, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)